PENGRAM CORPORATION
1200 Dupont Street, Suite 2J
Bellingham, WA 98225
Tel: (360) 255-3436 / Fax: (360) 925-2833

March 29, 2010

AGUS ABIDIN
Manado Quality Hotel
Jl. Piere Tendean No. 88-89
Boulevard Manado, 95114
North Sulawesi, Indonesia

Dear Sirs:

Re: Option to Acquire Manado Gold Property
Letter Agreement dated for reference November 2, 2009

We write to confirm our agreement to amend the above-referenced letter agreement to further extend the Due Diligence Period to April 30, 2010 in order to make up for delays caused by the unavailability of persons to conduct due diligence during the 2010 Winter Olympics in Vancouver.

Please sign where indicated below confirming our agreement in this matter.

Yours truly,

PENGRAM CORPORATION

Per:	/s/ Richard W. Donaldson
_____________________________
Richard W. Donaldson
President and Chief Executive Officer

Agreed and accepted as of the 30 day of March, 2010.

/s/ Agus Abidin
_____________________________

AGUS ABIDIN